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Interiors, Inc
Earnings Per Share
March 31, 1996

Exhibit 11

COMMON  A SHARES                              QTY        DAYS O/S      WEIGHTED
- ----------------                              ---        --------      --------
As of IPO                                    517,500     275/275        517,500
Conversion of Bridge Loan units              300,000     275/275        300,000
Sale to Morgan Steel 2/10/95                 200,000     275/275        200,000
Ted Stevens conversion of B shares           117,500     275/275        117,500
Reg S sale to Canillo 3/29/95                 55,000     275/275         55,000
Class A sh sold to various
  investors on 4/25/95                       300,000     275/275        300,000
Subscription agreement Ekistics
  4/24/95                                     80,000     275/275         80,000

                                                                              0
                                           ---------                  ---------
Com A sh O/S per Form 10K - 6/95           1,570,000                  1,570,000

COMMON B SHARES
- ---------------
As of IPO                                  1,000,000     275/275      1,000,000
Ted Stevens conversion of B shares          (117,500)    275/275       (117,500)
                                           ---------                  ---------
Com B sh O/S per Form 10K - 6/95             882,500                    882,500

Total A & B shares at June 1995            1,000,000                  2,452,500

ISSUED IN FISCAL YEAR 1996
- --------------------------
Common A shares
Conversion B shares 8/95                     330,000     213/275        255,600
Iss'd to various investors 7/95               55,000     275/275         55,000
Iss'd to various investors - 12/15/95         10,000     107/275          3,891
Iss'd to Infinity Investors - 12/17/05        30,000     105/275         11,455
Iss'd to Infinity Investors - 12/18/95         5,000     104/275          1,891
Sold by Infinity Investors - 1/8/96          180,000      83/275         54,327
Iss'd to various investors -3/1/96             1,529      30/275            167
Iss'd to Decor Group Inc - 3/3/96            200,000      28/275         20,364
Iss'd to various investors - 3/4/96           53,718      27/275          5,274
                                             -------                    -------
Com A Sh issued 1st nine mos 6/96            865,247                    407,969

Common B shares
- ---------------
Conversion B shares 8/95                    (330,000)    213/275       (255,600)
                                            --------                    -------
Com A & B sh iss'd 1st 9 mos 6/96            535,247                    152,369
                                            --------                    -------

Total shares outstanding - 3/31/96         2,987,747                  2,604,869
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